iSun

August 30, 2023

Anson Investments Master Fund LP
155 University Avenue, Suite 207
Toronto, Ontario, Canada
M5H 3B7
Attn: Mr. Amin Nathoo

Anson East Master Fund LP
155 University Avenue, Suite 207
Toronto, Ontario, Canada
M5H 3B7
Attn: Mr. Amin Nathoo

Re: Letter Agreement re Failure to Comply with EBITDA Covenant

Dear Amin:

Reference is made to those certain Senior Secured Convertible Notes issued on November 4, 2022 by iSun, Inc. (the "Company") to Anson Investments Master Fund LP ("AIMF") and Anson East Master Fund LP ("AEMF") (collectively, the "Notes"). Capitalized terms used but not defined herein shall have the meaning given to them in the Notes.

The Company hereby acknowledges and agrees that the Company and its consolidated Subsidiaries did not have EBITDA at least equal to the target EBITDA for the quarter ended on June 30, 2023 as required by Section 7(j) of the Notes as set forth on Exhibit A to the Notes (the "EBITDA Covenant"). The Company further acknowledges and agrees that the failure to comply with Section 7(j) of the Notes for the quarter ended June 30, 2023 constitutes an Event of Default pursuant to Section 8(a) (ii) of the Notes. AIMF and AEMF have agreed to an irrevocable waiver of the Event of Default effective as of June 30, 2023 and hereby rescinds any notice with respect thereto in consideration of the following:

1. The Company shall pay AIMF and AEMF an aggregate of $1,442,307.69 of the principal amount of the Notes by wire transfer within 30 calendar days of the date of this Letter Agreement, which shall constitute 3x the Monthly Redemption Amount with respect to the August 1, 2023 Monthly Redemption Date.

2. The Company, AIMF, and AEMF agree to lower the Fixed Conversion Price of the Notes to $1.00.

3. The Company shall issue warrants AIMF and AEMF, respectively, (the "Warrants") to acquire eight hundred thousand (800,000) and two hundred thousand (200,000) shares of Common Stock of the Company (the "Warrant Shares"), having an exercise price of $1.00 and a five (5) year term, in substantially the form attached hereto as Exhibit A. The

Company shall include the Warrant Shares in its next filing of a Registration Statement for the purpose of registering resale of the Warrant Shares, and shall use its best efforts to keep such Registration Statement continuously effective until all such Warrant Shares covered by such Registration Statement have been sold.

The agreements set forth in this Letter Agreement are limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants, or provisions of the Notes, other than as expressly set forth above and the Notes shall otherwise continue in full force and effect in accordance with their terms. The terms of this Letter Agreement are a one-time agreement in accordance with the terms herein and shall not be construed to be a waiver of any other Event of Default under the Notes that has occurred or that may occur from and after the date hereof, including any other Event of Default caused by the Company's failure to comply with the EBITDA Covenant in subsequent periods or any Event of Default pursuant to this Letter Agreement.

Any breach of the terms and conditions of this Letter Agreement will constitute an Event of Default under each of the Notes.

[*Remainder of Page Intentionally Left Blank; Signature Page Follows*]

This Letter Agreement may be executed electronically and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

Very truly yours,

iSun, Inc.

By: /s/ Jeffrey Peck
Name: Jeffrey Peck
Title: Chief Executive Officer

AGREED AND ACCEPTED:

Anson Investments Master Fund LP

By: /s/ Amin Nathoo
Name: Amin Nathoo
Title: Director, Anson Advisors, Inc.

Anson East Master Fund LP

By: /s/ Amin Nathoo
Name: Amin Nathoo
Title: Director, Anson Advisors Inc.